Exhibit 99.1

FOR IMMEDIATE RELEASE

FNCB Bancorp, Inc. Announces 2019 Earnings

Dunmore, Pa., January 24, 2020/Globe Newswire/—FNCB Bancorp, Inc. (NASDAQ: FNCB), the parent company of Dunmore-based FNCB Bank (the “Bank”), today reported net income for 2019 of $11.1 million, or $0.56 per basic and diluted share, compared to net income of $13.3 million, or $0.79 per basic and diluted share, for 2018. The $2.3 million, or 17.0%, earnings reduction was largely due to a $4.2 million decrease in non-interest revenue, partially offset by decreases in the provision for loan and lease losses and income tax expense of $1.8 million and $0.7 million, respectively. Net income for the fourth quarter of 2019 was $3.5 million, a decrease of $3.6 million, or 50.7%, compared to $7.1 million for the same quarter of 2018, which primarily reflected a $4.7 million decrease in non-interest income, partially offset by a $1.0 million decrease in income tax expense. Included in non-interest income for the three months and year ended December 31, 2018 was $6.0 million in non-recurring income related to an insurance recovery.

Return on average assets and return on average shareholders’ equity were 0.92% and 8.88%, respectively, in 2019, compared to 1.09% and 15.38%, respectively in 2018. For the three months ended December 31, 2019, annualized return on average assets and annualized return on average shareholders’ equity were 1.15% and 10.43%, respectively. Comparatively, annualized return on average assets was 2.26% and annualized return on average shareholders’ equity was 32.26% for the three months ended December 31, 2018.

Dividends declared and paid in 2019 totaled $0.20 per share, an increase of $0.03 per share, or 17.6%, compared to $0.17 per share for 2018. Total dividends declared and paid for 2019 equated to a dividend yield of approximately 2.37% based on the closing stock price of $8.45 per share at December 31, 2019.

2019 Highlights:

●	Successfully completed a $23.0 million common stock offering in the first quarter of 2019;
●	Joined the Russell 3000® Index effective July 1, 2019;
●	Celebrated the grand opening of FNCB Bank's 17th community office located in Mountain Top, Luzerne County, Pennsylvania in the second quarter of 2019;
●	Completed the relocation and new construction of FNCB Bank's Main Office to a brand new, state-of-the-art facility with a grand re-opening in the fourth quarter of 2019;
●	Total risk-based capital and Tier I Leverage ratios improved to 16.11% and 11.37% at December 31, 2019 compared to 12.69% and 8.50% at December 31, 2018, respectively;
●	Yield on earning assets (FTE) for the fourth quarter increased 10 basis points year over year to 4.16% in 2019 compared to 4.06% in 2018;
●	Cost of funds for the fourth quarter of 2019 decreased 6 basis points to 0.98% from 1.04% for the fourth quarter of 2018;
●	Net interest margin (FTE) improved 21 basis points to 3.38% from 3.17% comparing the fourth quarters for 2019 and 2018, respectively; and
●	Dividend payout ratio reached 36.4% in 2019.

“2019 was a successful year for our Company, and we would like to thank our entire FNCB team for all their hard work," stated Gerard A. Champi, President and Chief Executive Officer. "We were able to take advantage of changes in market conditions to re-position and create efficiency within our balance sheet by trading off lower-yielding assets for higher-yielding, higher-quality earning assets, while reducing our reliance on more expensive wholesale funding. This strategy has translated into consistent increases in earning asset yields, reductions in funding costs and improvement in our net interest margin throughout 2019," continued Champi. "We believe we are well-positioned to continue to create value within our franchise as we move forward into 2020," Champi concluded.

Summary Results

For the three months ended December 31, 2019, tax-equivalent net interest income increased $0.1 million, or 1.6% to $9.4 million from $9.3 million for the same three months of 2018. Additionally, FNCB’s tax-equivalent net interest margin for the fourth quarter of 2019 improved 21 basis points to 3.38% compared to 3.17% for the same quarter of 2018. The margin improvement primarily reflected an increase in the tax-equivalent yield on average earning assets of 10 basis points to 4.16% for the fourth quarter of 2019 from 4.06% for the same quarter of 2018, coupled with a 6 basis-point decrease in the cost of funds to 0.98% for the three months ended December 31, 2019 from 1.04% for the same three months of 2018. For the year ended December 31, 2019, tax-equivalent net interest income decreased $0.3 million, or 0.8%, to $36.7 million compared to $37.0 million for the year ended December 31, 2018. The modest decrease in net interest income for the year-to-date period was largely due to higher funding costs, partially offset by an increase in the tax-equivalent yield on average earning assets. For the year ended December 31, 2019, the cost of funds increased 18 basis points to 1.08% from 0.90% for the year ended December 31, 2018. Conversely, the tax-equivalent earning-asset yields improved 18 basis points to 4.15% in 2019 compared to 3.97% in 2018. The tax-equivalent net interest margin improved 5 basis points to 3.27% in 2019 from 3.22% in 2018. Additionally, the net interest margin for the fourth quarter of 2019 improved 6 basis points to 3.38% from 3.32% for the third quarter of 2019. For purposes of presenting net interest income, earning-asset yields and net interest margin information on a tax-equivalent basis, tax-free interest income is adjusted using the statutory federal corporate income tax rate of 21.0% for 2019 and 2018.

For the quarter ended December 31, 2019, non-interest income amounted to $2.7 million, a decrease of $4.7 million, or 63.7%, compared to $7.4 million for the same period of 2018. Non-interest income totaled $7.6 million for the year ended December 31, 2019, a decrease of $4.2 million, or 35.4%, compared to $11.8 million for the year ended December 31, 2018. The decrease in non-interest income for the fourth quarter and year-to-date periods was primarily due to an insurance recovery, net of related expenses, of $6.0 million received in the fourth quarter of 2018. Included in non-interest income for the three months and year ended December 31, 2019 were net gains on the sale of available-for-sale securities of $0.5 million and $1.2 million, respectively. Comparatively, there were no net gains on the sale of available-for-sale securities for the three months ended December 31, 2018. For the year ended December 31, 2018, FNCB realized net losses on the sale of available-for-sale securities of $4 thousand.

For the three months ended December 31, 2019, non-interest expense decreased by $0.1 million, or 1.7%, to $7.8 million from $7.9 million for the comparable three months of 2018. Non-interest expense for all of 2019 totaled $29.7 million, an increase of $0.4 million, or 1.2%, from $29.3 million for 2018. The increase in non-interest expense resulted largely from higher salaries and employee benefits expense related to staffing additions and annual merit increases, coupled with higher data processing costs and other expenses, which were partially offset by decreases in regulatory assessments, other losses and bank shares tax.

Asset Quality

Total non-performing loans increased $4.4 million to $9.1 million, or 1.10% of total loans, at December 31, 2019 from $4.7 million, or 0.56% of total loans, at December 31, 2018. FNCB’s loan delinquency rate (total delinquent loans as a percentage of total loans) was 1.46% at December 31, 2019 compared to 0.93% at the end of 2018. The increase in non-performing loans and loan delinquencies primarily reflected several large commercial relationships that were placed on non-accrual status during 2019. The net loans charged off, as a percentage of average loans, was 0.16% for 2019 compared to 0.25% for 2018. The allowance for loan and lease losses as a percentage of gross loans was 1.08% and 1.13% at December 31, 2019 and 2018, respectively.

Financial Condition

Total assets decreased $34.2 million, or 2.8%, to $1.204 billion at December 31, 2019, from $1.238 billion at December 31, 2018.  The change in the balance sheet primarily reflected decreases in available-for-sale debt securities, loans, net of net deferred loan costs and unearned income, and cash and cash equivalents. Available-for-sale debt securities decreased $23.2 million, or 7.8%, to $272.8 million at December 31, 2019 from $296.0 million at December 31, 2018. Proceeds from the sale of available-for-sale debt securities, not re-invested back into the portfolio, were used to supplement deposit gathering. Loans, net of net deferred loan costs and unearned income, contracted $10.6 million, or 1.3%, to $828.5 million at December 31, 2019, from $839.1 million at December 31, 2018, which primarily reflected a planned reduction in the indirect automobile loan portfolio. Total deposits decreased $93.9 million, or 8.6%, to $1.002 billion at December 31, 2019 from $1.096 billion at December 31, 2018. Interest-bearing deposits decreased $116.8 million, or 12.4%, to $822.2 million at December 31, 2019 from $939.0 million at December 31, 2018, which largely reflected a $75.8 million reduction in wholesale time deposits and the runoff of retail certificates of deposit. Partially offsetting the reduction in interest-bearing deposits was a $22.9 million, or 14.6%, increase in non-interest-bearing demand deposits to $179.5 million at December 31, 2019 from $156.6 million at December 31, 2018. Total borrowed funds increased $23.0 million to $57.2 million at December 31, 2019 from $34.2 million at December 31, 2018.

Total shareholders’ equity increased $36.4 million, or 37.4%, to $133.6 million at December 31, 2019 from $97.2 million at December 31, 2018. FNCB successfully completed a public offering of its common stock, which resulted in a net increase to capital after offering expenses of $21.3 million in the first quarter of 2019. Also factoring into the capital improvement was net income for 2019 of $11.1 million and a $7.6 million positive change in other comprehensive income related entirely to appreciation in the fair value of available-for-sale debt securities, net of deferred taxes, partially offset by dividends declared of $4.0 million. FNCB’s total risk-based capital and Tier I leverage ratios improved to 16.11% and 11.37%, respectively, at December 31, 2019 compared to 12.69% and 8.50%, respectively, at December 31, 2018. Additionally, tangible book value improved $0.84, or 14.5%, to $6.62 per share at December 31, 2019 from $5.78 per share at December 31, 2018.

Availability of Filings

Copies of FNCB’s most recent Annual Report on Form 10-K and Quarterly Reports on form 10-Q will be provided upon request from: Shareholder Relations, FNCB Bancorp, Inc., 102 East Drinker Street, Dunmore, PA 18512 or by calling (570) 348-6419. FNCB’s SEC filings including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are also available free of charge on the Investor Relations page of FNCB’s website, www.fncb.com, and on the SEC website at: http://www.sec.gov/edgar/searchedgar/companysearch.html

About FNCB Bancorp, Inc.:

FNCB Bancorp, Inc. is the bank holding company of FNCB Bank. Locally-based for over 100 years, FNCB Bank continues as a premier community bank in Northeastern Pennsylvania – offering a full suite of personal, small business and commercial banking solutions with industry-leading mobile, online and in-branch products and services. FNCB currently operates through 17 community offices located in Lackawanna, Luzerne and Wayne Counties and a limited purpose office in Lehigh County, and remains dedicated to making its customers’ banking experience simply better. For more information about FNCB, visit www.fncb.com.

INVESTOR CONTACT:

James M. Bone, Jr., CPA

Executive Vice President and Chief Financial Officer

FNCB Bank

(570) 348-6419

james.bone@fncb.com

FNCB may from time to time make written or oral “forward-looking statements,” including statements contained in our filings with the Securities and Exchange Commission (“SEC”), in its reports to shareholders, and in other communications, which are made in good faith by us pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to FNCB’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond our control). The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause FNCB’s financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in our markets; the effects of, and changes in trade, monetary, fiscal and tax policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the timely development of and acceptance of new products and services; the ability of FNCB to compete with other institutions for business, including for deposit and loan growth: the composition and concentrations of FNCB’s lending risk and the adequacy of FNCB’s reserves to manage those risks; the valuation of FNCB’s investment securities; the ability of FNCB to pay dividends or repurchase common shares; the ability of FNCB to retain key personnel; the impact of any pending or threatened litigation against FNCB; the marketability of shares of FNCB stock and fluctuations in the value of FNCB’s share price; the effectiveness of FNCB’s system of internal controls; the ability of FNCB to attract additional capital investment; the impact of changes in financial services’ laws and regulations (including laws concerning capital adequacy, taxes, banking, securities and insurance); the ability of FNCB to identify future acquisition targets, complete acquisitions and integrate new teams into FNCB’s operations; the impact of technological changes and security risks upon our information technology systems; changes in consumer spending and saving habits; the nature, extent, and timing of governmental actions and reforms, and the success of FNCB at managing the risks involved in the foregoing and other risks and uncertainties, including those detailed in FNCB’s filings with the SEC.

FNCB cautions that the foregoing list of important factors is not all inclusive. Readers are also cautioned not to place undue reliance on any forward-looking statements, which reflect management’s analysis only as of the date of this report, even if subsequently made available by FNCB on its website or otherwise. FNCB does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of FNCB to reflect events or circumstances occurring after the date of this report.

Readers should carefully review the risk factors described in the Annual Report and other documents that FNCB periodically files with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2018.

FNCB Bancorp, Inc.
Selected Financial Data

	Dec 31,	Sept 30,	Jun 30,	Mar 31,	Dec 31,
	2019	2019	2019	2019	2018
Per share data:
Net income (fully diluted)	$0.17	$0.12	$0.13	$0.14	$0.42
Cash dividends declared	$0.05	$0.05	$0.05	$0.05	$0.05
Book value	$6.62	$6.57	$6.44	$6.16	$5.78
Tangible book value	$6.62	$6.57	$6.44	$6.16	$5.78
Market value:
High	$8.86	$9.41	$8.12	$10.68	$10.39
Low	$7.03	$7.03	$7.16	$7.14	$8.21
Close	$8.45	$7.81	$7.74	$7.70	$8.44
Common shares outstanding	20,171,408	20,169,492	20,148,017	20,108,560	16,821,371

Selected ratios:
Annualized return on average assets	1.15%	0.80%	0.85%	0.86%	2.26%
Annualized return on average shareholders' equity	10.43%	7.30%	8.19%	9.70%	32.26%
Efficiency ratio	67.35%	69.20%	68.12%	71.24%	47.59%
Tier I leverage ratio	11.37%	11.27%	11.02%	10.45%	8.50%
Total risk-based capital to risk-adjusted assets	16.11%	15.72%	15.71%	15.06%	12.69%
Average shareholders' equity to average total assets	11.01%	10.96%	10.41%	8.89%	7.00%
Yield on earning assets (FTE)	4.16%	4.22%	4.15%	4.06%	4.06%
Cost of funds	0.98%	1.11%	1.11%	1.11%	1.04%
Net interest spread (FTE)	3.18%	3.11%	3.04%	2.95%	3.02%
Net interest margin (FTE)	3.38%	3.32%	3.25%	3.14%	3.17%
Total delinquent loans/total loans	1.46%	1.16%	0.99%	1.28%	0.93%
Allowance for loan and lease losses/total loans	1.08%	1.11%	1.10%	1.10%	1.13%
Non-performing loans/total loans	1.10%	0.73%	0.65%	0.74%	0.56%
Annualized net charge-offs/average loans	0.16%	0.13%	0.32%	0.05%	0.05%

FNCB Bancorp, Inc.
Year-to-Date Consolidated Statements of Income

	Year Ended
	December 31,
(in thousands, except share data)	2019	2018
Interest income
Interest and fees on loans	$37,818	$36,381
Interest and dividends on securities
U.S. government agencies	3,545	3,565
State and political subdivisions, tax-free	149	133
State and political subdivisions, taxable	3,263	4,105
Other securities	1,093	813
Total interest and dividends on securities	8,050	8,616
Interest on interest-bearing deposits in other banks	188	88
Total interest income	46,056	45,085
Interest expense
Interest on deposits	8,101	5,925
Interest on borrowed funds
Interest on Federal Home Loan Bank of Pittsburgh advances	1,241	2,025
Interest on subordinated debentures	24	228
Interest on junior subordinated debentures	430	400
Total interest on borrowed funds	1,695	2,653
Total interest expense	9,796	8,578
Net interest income before provision for loan and lease losses	36,260	36,507
Provision for loan and lease losses	797	2,550
Net interest income after provision for loan and lease losses	35,463	33,957
Non-interest income
Deposit service charges	3,035	2,885
Net gain (loss) on the sale of securities	1,227	(4)
Net gain (loss) on equity securities	29	(27)
Net gain on the sale of mortgage loans held for sale	253	210
Net gain on the sale of SBA guaranteed loans	-	322
Net gain on the sale of other real estate owned	20	31
Loan-related fees	378	390
Income from bank-owned life insurance	520	555
Insurance recovery	-	6,027
Other	2,158	1,401
Total non-interest income	7,620	11,790
Non-interest expense
Salaries and employee benefits	15,518	14,780
Occupancy expense	1,948	2,191
Equipment expense	1,319	1,254
Data processing expense	3,113	2,799
Regulatory assessments	306	861
Bank shares tax	566	636
Professional fees	1,056	1,028
Other operating expenses	5,856	5,778
Total non-interest expense	29,682	29,327
Income before income taxes	13,401	16,420
Income tax expense	2,326	3,071
Net income	$11,075	$13,349

Income per share
Basic	$0.56	$0.79
Diluted	$0.56	$0.79

Cash dividends declared per common share	$0.20	$0.17
Weighted average number of shares outstanding:
Basic	19,802,095	16,799,004
Diluted	19,807,592	16,820,753

FNCB Bancorp, Inc.
Quarter-to-Date Consolidated Statements of Income

	Three Months Ended
	Dec 31,	Sept 30,	Jun 30,	Mar 31,	Dec 31,
(in thousands, except share data)	2019	2019	2019	2019	2018
Interest income
Interest and fees on loans	$9,505	$9,488	$9,418	$9,407	$9,561
Interest and dividends on securities
U.S. government agencies	822	924	906	893	890
State and political subdivisions, tax-free	37	37	38	37	38
State and political subdivisions, taxable	718	713	811	1,021	1,026
Other securities	364	314	210	205	167
Total interest and dividends on securities	1,941	1,988	1,965	2,156	2,121
Interest on interest-bearing deposits in other banks	33	30	79	46	36
Total interest income	11,479	11,506	11,462	11,609	11,718
Interest expense
Interest on deposits	1,818	1,901	2,144	2,238	2,165
Interest on borrowed funds
Interest on Federal Home Loan Bank of Pittsburgh advances	253	448	253	287	251
Interest on subordinated debentures	0	0	0	24	57
Interest on junior subordinated debentures	99	106	111	114	108
Total interest on borrowed funds	352	554	364	425	416
Total interest expense	2,170	2,455	2,508	2,663	2,581
Net interest income before (credit) provision for loan and lease losses	9,309	9,051	8,954	8,946	9,137
(Credit) Provision for loan and lease losses	(33)	637	347	(154)	(199)
Net interest income after (credit) provision for loan and lease losses	9,342	8,414	8,607	9,100	9,336
Non-interest income
Deposit service charges	832	797	721	685	725
Net gain on the sale of securities	525	379	163	160	-
Net (loss) gain on equity securities	(2)	5	14	12	7
Net gain on the sale of mortgage loans held for sale	55	69	73	56	39
Net gain on the sale of other real estate owned	-	11	9	-	-
Loan-related fees	147	80	72	79	145
Income from bank-owned life insurance	126	134	129	131	142
Insurance recovery	-	-	-	-	6,027
Other	1,013	356	397	392	337
Total non-interest income	2,696	1,831	1,578	1,515	7,422
Non-interest expense
Salaries and employee benefits	3,884	3,911	3,824	3,899	4,048
Occupancy expense	494	460	444	550	562
Equipment expense	351	332	329	307	318
Data processing expense	801	742	789	781	759
Regulatory assessments	41	21	76	168	213
Bank shares tax	(194)	205	277	278	(131)
Professional fees	332	189	203	332	295
Other operating expenses	2,097	1,469	1,180	1,110	1,877
Total non-interest expense	7,806	7,329	7,122	7,425	7,941
Income before income taxes	4,232	2,916	3,063	3,190	8,817
Income tax expense	744	513	514	555	1,749
Net income	$3,488	$2,403	$2,549	$2,635	$7,068

Income per share
Basic	$0.17	$0.12	$0.13	$0.14	$0.42
Diluted	$0.17	$0.12	$0.13	$0.14	$0.42

Cash dividends declared per common share	$0.05	$0.05	$0.05	$0.05	$0.05
Weighted average number of shares outstanding:
Basic	20,170,241	20,168,529	20,129,150	18,720,502	16,820,337
Diluted	20,175,758	20,172,282	20,133,850	18,733,652	16,840,933

FNCB Bancorp, Inc.
Consolidated Balance Sheets

	Dec 31,	Sept 30,	Jun 30,	Mar 31,	Dec 31,
(in thousands)	2019	2019	2019	2019	2018
Assets
Cash and cash equivalents:
Cash and due from banks	$22,861	$30,900	$24,277	$25,683	$26,673
Interest-bearing deposits in other banks	11,704	6,611	5,627	7,062	9,808
Total cash and cash equivalents	34,565	37,511	29,904	32,745	36,481
Available-for-sale debt securities, at fair value	272,839	254,666	285,855	274,114	296,032
Equity securities, at fair value	920	922	917	904	891
Restricted stock, at cost	3,804	4,194	4,618	3,120	3,123
Loans held for sale	1,061	1,140	419	609	820
Loans, net of net deferred costs and unearned income	828,479	836,877	814,420	838,864	839,100
Allowance for loan and lease losses	(8,950)	(9,315)	(8,945)	(9,253)	(9,519)
Net loans	819,529	827,562	805,475	829,611	829,581
Bank premises and equipment, net	17,518	17,274	15,923	14,991	14,425
Accrued interest receivable	3,234	3,038	3,640	3,706	3,614
Bank-owned life insurance	31,230	31,104	31,275	31,146	31,015
Other real estate owned	289	412	560	919	919
Other assets	18,552	19,367	20,208	22,526	20,831
Total assets	$1,203,541	$1,197,190	$1,198,794	$1,214,451	$1,237,732

Liabilities
Deposits:
Demand (non-interest-bearing)	$179,465	$179,025	$157,856	$157,073	$156,600
Interest-bearing	822,244	785,035	803,208	883,017	939,029
Total deposits	1,001,709	964,060	961,064	1,040,090	1,095,629
Borrowed funds:
Federal Home Loan Bank of Pittsburgh advances	46,909	79,458	87,223	28,988	18,930
Subordinated debentures	-	-	-	-	5,000
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Total borrowed funds	57,219	89,768	97,533	39,298	34,240
Accrued interest payable	258	401	389	339	338
Other liabilities	10,748	10,394	10,102	10,942	10,306
Total liabilities	1,069,934	1,064,623	1,069,088	1,090,669	1,140,513

Shareholders' equity
Preferred stock	-	-	-	-	-
Common stock	25,214	25,211	25,184	25,135	21,026
Additional paid-in capital	81,130	81,058	80,864	80,827	63,547
Retained earnings	24,207	21,733	20,345	18,809	17,186
Accumulated other comprehensive income (loss)	3,056	4,565	3,313	(989)	(4,540)
Total shareholders' equity	133,607	132,567	129,706	123,782	97,219
Total liabilities and shareholders’ equity	$1,203,541	$1,197,190	$1,198,794	$1,214,451	$1,237,732

FNCB Bancorp, Inc.
Summary Tax-equivalent Net Interest Income

	Three Months Ended
	Dec 31,	Sept 30,	Jun 30,	Mar 31,	Dec 31,
(dollars in thousands)	2019	2019	2019	2019	2018
Interest income
Loans:
Loans - taxable	$9,138	$9,170	$9,084	$8,940	$9,090
Loans - tax-free	464	403	423	591	596
Total loans	9,602	9,573	9,507	9,531	9,686
Securities:
Securities, taxable	1,904	1,951	1,927	2,119	2,083
Securities, tax-free	47	47	48	47	48
Total interest and dividends on securities	1,951	1,998	1,975	2,166	2,131
Interest-bearing deposits in other banks	33	30	79	46	36
Total interest income	11,586	11,601	11,561	11,743	11,853
Interest expense
Deposits	1,818	1,901	2,144	2,238	2,165
Borrowed funds	352	554	364	425	416
Total interest expense	2,170	2,455	2,508	2,663	2,581
Net interest income	$9,416	$9,146	$9,053	$9,080	$9,272

Average balances
Earning assets:
Loans:
Loans - taxable	$791,577	$781,963	$778,540	$784,359	$796,886
Loans - tax-free	42,954	37,638	41,436	59,220	58,722
Total loans	834,531	819,601	819,976	843,579	855,608
Securities:
Securities, taxable	258,790	266,653	274,552	299,498	299,981
Securities, tax-free	4,598	4,611	4,624	4,638	4,651
Total securities	263,388	271,264	279,176	304,136	304,632
Interest-bearing deposits in other banks	16,841	10,007	14,420	9,495	8,438
Total interest-earning assets	1,114,760	1,100,872	1,113,572	1,157,210	1,168,678
Non-earning assets	90,245	90,807	85,429	81,868	72,999
Total assets	$1,205,005	$1,191,679	$1,199,001	$1,239,078	$1,241,677
Interest-bearing liabilities:
Deposits	$830,318	$794,971	$851,726	$903,542	$926,767
Borrowed funds	57,682	85,927	52,313	58,402	62,495
Total interest-bearing liabilities	888,000	880,898	904,039	961,944	989,262
Demand deposits	172,935	169,416	158,413	155,122	157,223
Other liabilities	11,361	10,730	11,698	11,801	8,272
Shareholders' equity	132,709	130,635	124,851	110,211	86,920
Total liabilities and shareholders' equity	$1,205,005	$1,191,679	$1,199,001	$1,239,078	$1,241,677

Yield/Cost
Earning assets:
Loans:
Interest and fees on loans - taxable	4.62%	4.69%	4.67%	4.56%	4.56%
Interest and fees on loans - tax-free	4.32%	4.28%	4.08%	3.99%	4.06%
Total loans	4.60%	4.67%	4.64%	4.52%	4.53%
Securities:
Securities, taxable	2.94%	2.93%	2.81%	2.83%	2.78%
Securities, tax-free	4.09%	4.08%	4.15%	4.05%	4.13%
Total securities	2.96%	2.95%	2.83%	2.85%	2.80%
Interest-bearing deposits in other banks	0.78%	1.20%	2.19%	1.94%	1.71%
Total earning assets	4.16%	4.22%	4.15%	4.06%	4.06%
Interest-bearing liabilities:
Interest on deposits	0.88%	0.96%	1.01%	0.99%	0.93%
Interest on borrowed funds	2.44%	2.58%	2.78%	2.91%	2.66%
Total interest-bearing liabilities	0.98%	1.11%	1.11%	1.11%	1.04%
Net interest spread	3.18%	3.11%	3.04%	2.95%	3.02%
Net interest margin	3.38%	3.32%	3.25%	3.14%	3.17%

FNCB Bancorp, Inc.
Asset Quality Data

	Dec 31,	Sept 30,	Jun 30,	Mar 31,	Dec 31,
(in thousands)	2019	2019	2019	2019	2018
At period end
Non-accrual loans, including non-accruing troubled debt restructured loans (TDRs)	$9,084	$6,119	$5,302	$6,175	$4,696
Loans past due 90 days or more and still accruing	-	-	-	-	-
Total non-performing loans	9,084	6,119	5,302	6,175	4,696
Other real estate owned (OREO)	289	412	560	919	919
Other non-performing assets	1,900	1,900	1,900	1,900	1,900
Total non-performing assets	$11,273	$8,431	$7,762	$8,994	$7,515

Accruing TDRs	$7,745	$7,828	$7,897	$8,215	$8,457

For the three months ended
Allowance for loan and lease losses
Beginning balance	$9,315	$8,945	$9,253	$9,519	$9,827
Loans charged-off	620	417	1,123	454	392
Recoveries of charged-off loans	288	150	468	342	283
Net charge-offs	332	267	655	112	109
(Credit) Provision for loan and lease losses	(33)	637	347	(154)	(199)
Ending balance	$8,950	$9,315	$8,945	$9,253	$9,519